As filed with the Securities and Exchange Commission on February 5,
1996

                              Registration No. 33-



                 SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM S-8

                     REGISTRATION STATEMENT

                              Under

                   THE SECURITIES ACT OF 1933


                        PROFFITT'S, INC.
     (Exact name of registrant as specified in its charter)

       Tennessee                            62-0331040
(State of Incorporation)       (I.R.S. Employer Identification No.)

                          P.O. Box 9388
                     Alcoa, Tennessee 37701
            (Address of principal executive offices)

         PROFFITT'S, INC. 1994 LONG-TERM INCENTIVE PLAN
                    (Full Title of the Plan)

                         R. BRAD MARTIN
              Chairman and Chief Executive Officer
                        Proffitt's, Inc.
                          P.O. Box 9388
                     Alcoa, Tennessee 37701
                         (423) 983-7000
    (Name, address and telephone number of agent for service)

                        (with copies to:)

     MATTHEW S. HEITER, ESQ.                 BRIAN J. MARTIN, ESQ.
     Waring Cox                              Proffitt's, Inc.
     50 N. Front Street                      3455 Highway 80 West
     Suite 1300                              Jackson, MS  39209
     Memphis, Tennessee 38103

                   CALCULATION OF REGISTRATION FEE



Title of
Securities       Amount      Proposed Maximum    Proposed Maximum    Amount of
to be            to be        Offering Price         Aggregate     Registration
Registered    Registered (1)    Per Share (2)     Offering Price       Fee

Options and
Shares, Common
Stock, $0.10
par value       1,711,000
                  shares          $21.94            $37,539,340     $12,944.60



(1) The Registrant registered 1,200,000 shares on a Form S-8 filed with the Securities and Exchange Commission on June 23, 1994, Commission File No. 33-80602. On October 20, 1995, the Registrant's Board of Directors approved an increase from 1,200,000 to 2,911,000 shares issuable pursuant to options granted under the Plan. The Registrant is registering the additional 1,711,000 shares reserved for issuance under the Plan pursuant to this Registration Statement.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the NASDAQ National Market System on January 31, 1996.


                             PART II

      INCORPORATION OF REGISTRATION STATEMENT BY REFERENCE

     The contents of the Registrant's Registration Statement on Form S-8, Commission File No. 33-80602, are incorporated herein by reference.


Item 8.   EXHIBITS

     Exhibit Number      Description

          5              Opinion and Consent of Waring Cox, PLC

          24.1           Consent of Waring Cox, PLC (contained in
                         Exhibit 5)

          24.2           Consent of Coopers & Lybrand L.L.P.

          25             Powers of Attorney (included on the
                         Signature pages)

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on the 31st day of January, 1996.

                              PROFFITT'S, INC.


                              By: /s/ Julia A. Bentley
                                  Julia A. Bentley,
                                  Senior Vice President and
                                  Secretary


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Proffitt's, Inc., a Tennessee corporation, hereby constitute and appoint R. Brad Martin, James E. Glasscock and Julia
A. Bentley and each of them, the true and lawful agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned, in their respective names as Officers and Directors of the Corporation, one or more Registration Statements on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or supplement to such Registration Statement, relating to the 1994 Long-Term Incentive Plan; hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 31, 1996 by the following persons in the capacities indicated.


Signature                     Title


/s/ R. Brad Martin            Chairman of the Board and
R. Brad Martin                Chief Executive Officer


/s/ James A. Coggin           President
James A. Coggin


/s/ James E. Glasscock        Executive Vice President,
James E. Glasscock            Chief Financial Officer and
                              Treasurer

/s/ Bernard E. Bernstein      Director
Bernard E. Bernstein

/s/ Edmond D. Cicala          Director
Edmond D. Cicala

/s/ Ronald de Waal            Director
Ronald de Waal

/s/ Michael A. Gross          Director
Michael A. Gross

/s/ Richard D. McRae          Director
Richard D. McRae

/s/ C. Warren Neel            Director
C. Warren Neel

/s/ Harwell W. Proffitt       Director
Harwell W. Proffitt

/s/ Gerald Tsai, Jr.          Director
Gerald Tsai, Jr.